Exhibit 99.1

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                       SELIGMAN NEW TECHNOLOGIES FUND II

                                Quarterly Booklet

                                    JUNE 2007

The Fund is closed to new investment. This material is not an offer, or a solicitation of an offer, to purchase any securities or other financial instruments, and should not be so construed. For the most recent available performance of the Fund, please go to www.seligman.com, contact your financial advisor or call Seligman Advisors, Inc. at 800-221-2783. Total returns of the Fund as of the most recent month-end will be made available at www.seligman.com by the seventh business day following that month-end.

The Fund is a closed-end fund and shareholders are not able to redeem their shares on a daily basis. For more information about the limited liquidity available, please consult the offering prospectus.

Please keep in mind there is no guarantee as to the accuracy of market forecasts contained herein. Opinions, estimates and forecasts may be changed without notice. Past performance is not a guarantee of future results. You can obtain the Fund's most recent periodic reports, when available, and other regulatory filings by contacting your financial advisor or Seligman Advisors, Inc. at 800-221-2783. These reports and other filings can also be found on the Securities and Exchange Commission's EDGAR Database. You should read these reports and other filings carefully.

SELIGMAN NEW TECHNOLOGIES FUND II
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Performance & Portfolio Analysis (6/30/07)
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Seligman New Technologies Fund II   Inception Date: 06/22/2000
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Performance data quoted herein represents past performance. Past performance is no guarantee of future results. The rate of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost. Current performance may be higher or lower than the performance data quoted. Total returns of the Fund as of the most recent month-end will be made available at www.seligman.com by the seventh business day following that month-end. Returns for the Fund assume the reinvestment of all dividends and distributions. Returns are calculated based on the net asset value. The fund performance figures for inception to date and average annual return since inception include a 3% maximum sales charge. The one-year, five-year and year to date figures do not. Since the funds are not open for new investments, applying sales charges to the recent performance numbers distorts the actual performance of the funds. An investment in the Fund involves investment risks, including the possible loss of principal.

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Portfolio Returns                                          Goldman
-----------------                            Fund           Sachs
                                          Performance     Tech Index
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Cumulative Total Return Since Inception      (69.6%)       (51.7%)
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Average Annual Return Since Inception        (15.6%)        (9.9%)
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Five-Year Annual Average Return               16.6%         11.7%
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One Year Total Return                         22.9%         26.9%
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YTD Total Return                               9.8%         10.4%
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Sector Analysis (% of NAV)
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                                             Public        Private       Total
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Broadband and Fiber Optics                     0.0%          0.0%         0.0%
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Digital Enabling Technologies                  3.3%          0.0%         3.3%
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Enterprise Business Infrastructure            17.7%          0.0%        17.7%
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Internet Business-to-Consumer                  0.5%          0.0%         0.5%
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Wireless                                       1.2%          0.0%         1.2%
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Other                                         77.3%          0.0%        77.3%
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Total                                        100.0%          0.0%       100.0%
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Top Holdings
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Top Public Holdings
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(Represents 34.2% of Net Assets)
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Synopsys
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McAfee
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KLA-Tencor
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BMC Software
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Cisco Systems
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QUALCOMM
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Cymer
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Cadence Design Systems
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Apple
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Network Appliance
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See footnotes on page 3. This page and the information contained herein cannot be reviewed, discussed or shown unless accompanied by the footnotes contained on page 3 of this Quarterly Booklet.


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SELIGMAN NEW TECHNOLOGIES FUND II
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Footnotes
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Seligman New Technologies Fund II, Inc. (the "Fund") is a closed-end fund and shareholders are not able to redeem their shares on a daily basis.

The Portfolio holdings are subject to change.

The Fund invests primarily in the stock of technology companies, including private companies typically not available to the general public. This venture capital investing is highly speculative. Additionally, such stocks may be subject to increased government regulation and offer limited liquidity. Investments concentrated in one economic sector, such as technology, may be subject to greater price fluctuations than a portfolio of diversified investments. The stocks of smaller companies may be subject to above-average market price fluctuations. Please consult the Fund's prospectus for more information about risk.

Investors cannot invest directly in unmanaged indices, such as the Goldman Sachs Technology Index. Returns for the Goldman Sachs Technology Index assume the reinvestment of any distributions and do not include sales charges. The Goldman Sachs Technology Index reflects the performance of publicly traded companies only.

                                          Distributed by Seligman Advisors, Inc.

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